EXHIBIT 10(bk)

NATIONAL WESTERN LIFE INSURANCE COMPANY
HARVEST NONQUALIFIED DEFERRED COMPENSATION PLAN

Effective January 1, 2006

NATIONAL WESTERN LIFE INSURANCE COMPANY
HARVEST NONQUALIFIED DEFERRED COMPENSATION PLAN

Table of Contents
			Page
ARTICLE 1 PURPOSE, DEFINITIONS AND CONSTRUCTION			1

1.1	Purpose of the Plan		1

1.2	Definitions		1

1.3	Construction		5

ARTICLE 2 ELIGIBILITY			5

2.1	Eligibility Requirements		5

2.2	Rules for Crediting Premium		6

2.3	Continuing Eligibility Requirements		6

2.4	Termination of Participation		6

2.5	Eligibility Following Termination of Participation		7

ARTICLE 3 CONTRIBUTIONS TO THE PLAN			7

3.1	Eligibility for Harvest Credits		7

3.2	Current Harvest Credit Contributions		8

3.3	Prior Harvest Credit Contributions		8

ARTICLE 4 ACCOUNTS AND INVESTMENTS			9

4.1	Establishment of Account		9

4.2	Plan Funding		9

4.3	Allocation of Investment Earnings and Losses		10

4.4	Contribution Adjustment for Premium Reductions and Mistakes		11

ARTICLE 5 DETERMINATION OF PAYMENT OF ACCOUNT			12

5.1	Vesting of Account		12

5.2	Determination of Account		13

5.3	Timing of Payment		13

5.4	Form of Payment		14

ARTICLE 6 MISCELLANEOUS			14

6.1	Administration of the Plan		14

6.2	Beneficiary Designation; Beneficiaries		15

6.3	Claims Procedure		15

6.4	Mandatory Arbitration		17

6.5	Amendment of the Plan		18

6.6	Termination of the Plan		18

6.7	Notices		18

6.8	Non-Alienation		19

6.9	Payments to Incompetents		19

6.10	Taxes; Benefit Offset for Other Obligations		20

6.11	Confidentiality		20

6.12	General and Miscellaneous		20

Appendix 2.1 Annuity and Life Insurance Eligibility Goals			23

Appendix 3.1 Annuity and Life Insurance Harvest Credit Goals			24

Appendix 3.2 Harvest Contribution			25

ARTICLE 1
PURPOSE, DEFINITIONS AND CONSTRUCTION

1.1	Purpose of the Plan

           This Plan is established by the Company to provide incentive bonuses to eligible Participating Agents to motivate them to sell Company products, to align their financial interests with those of the Company, and to reward and encourage long-term, productive relationships with the Company.

           The Plan is intended to benefit solely individuals who are not employees of the Company, and therefore is exempt from the requirements of ERISA. The Plan is not intended to, and does not, qualify under sections 401(a) and 501(a) of the Code, but is intended to comply with applicable requirements of section 409A of the Code and shall be administered and construed in accordance therewith.

1.2	Definitions

The following terms, when found in the Plan, shall have the meanings set forth below:

(a) Account: means an account established for a Participating Agent pursuant to Section 4.1.

(b) Account Balance: means, at any time, the total value of an Account under the terms of the Plan, the rights to which are determined under the Plan.

(c) Agent: means an individual who has a written agency contract with the Company to sell Life Insurance Contracts and/or Annuity Contracts.

(d) Annuity Contract: means an annuity contract, other than a single premium immediate annuity contract, made available by the Company in one or more jurisdictions within the United States of America.

(e) Annuity Eligibility Goal: means the amount of Annuity Premium set forth on Appendix 2.1 for a Plan Year as determined by the President in his sole discretion.

(f) Annuity Harvest Credit Goal: means the amount of Annuity Premium set forth on Appendix 3.1 for a Plan Year as determined by the President in his sole discretion.

           (g)     Annuity Premium: means, as of any particular calculation date hereunder, the sum of all annuity premiums Paid and Collected with respect to an in-force Annuity Contract, less any full or partial surrenders. If an Annuity Contract is no longer in force or is in Pay Status, the Annuity Premium for that contract shall be zero for purposes of the Plan. For the avoidance of doubt, premiums for single premium immediate annuity contracts shall not be considered "Annuity Premium" for purposes of the plan because such contracts are not considered "Annuity Contracts" for purposes of the Plan.

           (h)     Beneficiary: means the individual(s) and/or trust(s) designated by the Participating Agent in accordance with Section 6.2 or, in the absence of such a designation, the Participating Agent's estate.

(i) Board of Directors: means the Board of Directors of the Company.

(j) Claimant: means a Participating Agent, Inactive Agent, Beneficiary, or any other person with a colorable claim to benefits under the Plan.

(k) Code: means the Internal Revenue Code of 1986, as it may be amended from time to time, including applicable rulings and regulations thereunder and any successor provisions thereto.

(l) Committee: means the National Western Life Insurance Company Pension Committee that is appointed by the Board of Directors to manage and direct the operation and administration of the Plan.

(m) Company: means National Western Life Insurance Company, and any successor thereto.

           (n)     Disability: means a medically determinable physical or mental impairment of a Participating Agent which renders him disabled within the meaning of Code section 409A(a)(2)(C)(i) and which results in a determination by the Social Security Administration that the Participating Agent qualifies for disability benefits under the Social Security Act.

(o) Effective Date: means January 1, 2006.

           (p)     Eligible Agent: means an Agent who is in good standing with an active Company agent number (as determined by the Company in its sole discretion), but does not include any person who is classified by the Company as or who is determined by the Committee to be:

(1) a common law employee of or the Company or any of its subsidiaries or affiliates;

(2) an individual paid through the payroll system of the Company or any of its subsidiaries or affiliates;

(3) a "statutory employee" (within the meaning of Code section 7701(a)(20)) of the Company or any of its subsidiaries or affiliates; or

(4) a non-natural person.

(q) ERISA: means the Employee Retirement Income Security Act of 1974, as amended, including applicable rulings and regulations issued thereunder and any successor provisions thereto.

(r) Harvest Contribution: means the contribution amount per Harvest Credit set forth on Appendix 3.2 for a Plan Year, as determined by the President in his sole discretion.

(s) Harvest Credits: means the contribution recordkeeping units, if any, credited to a Participating Agent pursuant to Section 3.2.

(t) Inactive Participant: means a former Participating Agent who has an undistributed Account Balance under the Plan.

(u) Life Insurance Contract: means a life insurance contract made available by the Company in one or more jurisdictions within the United States of America.

(v) Life Insurance Eligibility Goal: means the amount of Life Insurance Premium set forth on Appendix 2.1 for a Plan Year as determined by the President in his sole discretion.

(w) Life Insurance Harvest Credit Goal: means the amount of Life Insurance Premium set forth on Appendix 3.1 for a Plan Year, as determined by the President in his sole discretion.

(x) Life Insurance Premium:

                   (1)     for universal life insurance means, as of any particular calculation date hereunder, the total premium, up to the full target premium, Paid and Collected (paid not annualized) with respect to eligible, in-force universal Life Insurance Contracts that are not revoked, reversed, or surrendered, but including only 5% of the commissioned excess above target premiums. For purposes of the Plan, the premium for a MaxWealth Life Insurance Contract shall be multiplied by a factor of 14% (0.14) to determine the Life Insurance Premium for such contract. If a universal Life Insurance Contract is no longer in-force or is in Pay Status, the Life Insurance Premium for that contract shall be zero for purposes of the Plan.

                   (2)     for term and traditional life insurance means, as of any particular calculation date hereunder, the full premium Paid and Collected (paid not annualized) with respect to eligible, in-force term Life Insurance Contracts that are not revoked or reversed. If a term or traditional Life Insurance Contract is no longer in-force or is in Pay Status, the Life Insurance Premium for that contract shall be zero for purposes of the Plan.

           (y)     Paid and Collected: means that the applicable premium for an Annuity Contract or Life Insurance Contract has been placed with the Company and applied to the applicable Annuity Contract or Life Insurance Contract.

(z) Participating Agent: means an Eligible Agent who has met the requirements of Section 2.1 hereof, and whose participation has not been terminated.

           (aa)     Participation Agreement: means a document prepared by the Company with terms satisfactory to the Company in its sole discretion. The Participation Agreement will include, among other provisions, an agreement of the Participating Agent to comply with the terms of the Plan (including the claims and arbitration provisions), a deadline for delivery of the Participation Agreement, and affirmative and/or negative covenants. Different forms of Participation Agreement may be utilized for different Eligible Agents, as determined by the Company in its sole discretion.

           (bb)     Pay Status: an Annuity Contract or Life Insurance Contract is in "pay status" if a person has elected a settlement option or is otherwise receiving installment payments under the Annuity Contract or Life Insurance Contract.

(cc) Plan: means this National Western Life Insurance Company Harvest Nonqualified Deferred Compensation Plan, as set forth herein, and as it may be amended from time to time.

(dd) Plan Year: The 12-month period beginning each January 1 and ending the immediately following December 31.

(ee) President: means the President of the Company.

           (ff)     Terminated for Cause: means the termination of a Participating Agent's sales or agency contract, agreement, or appointment due to any of the following reasons, in whole or in part, as determined by the Committee in its sole discretion:

                   (1)     any conduct undertaken by a Participating Agent which demonstrates a deliberate and willful act intended to result in his personal enrichment at the expense of the Company, its subsidiaries, or affiliates;

(2) the commission of a misdemeanor, felony, or other crime of moral turpitude;

(3) material dishonesty, which is not the result of an inadvertent or innocent mistake of the Participating Agent, with respect to the Company or any of its subsidiaries or affiliates;

                   (4)     failure to comply with the terms of the Plan, including the sharing, aggregation, or manipulation of writing credit for Annuity Contracts and/or Life Insurance Contracts in violation of Section 2.2(c);

                   (5)     willful misfeasance or nonfeasance of duty by the Participating Agent intended to injure or having the effect of injuring in some material fashion the reputation, business, or business relationships of the Company or any of its subsidiaries or affiliates or any of their respective officers, directors, or employees; and/or

(6) any unauthorized act, as described in the Participating Agent's agency contract, that causes or entitles the Company to terminate its obligation to pay commissions to the Participating Agent.

           (gg)     Valuation Date: Each date as of which the Plan is valued and gains and losses are allocated, which shall be the last day of each Plan Year and/or such other dates as the Committee may determine in its sole discretion.

           (hh)     Years of Service: means the period of a Participating Agent's service as a Participating Agent considered in the calculation of the vested portion of his Account, determined as of the last day of each Plan Year. With respect to a particular Account, a Participating Agent shall be credited with a Year of Service as of the last day of each Plan Year during which such Account is credited with at least one Harvest Credit. Different periods of service shall be calculated with respect to each Account of a Participating Agent. The Committee in its sole discretion may retroactively disregard a Year of Service previously credited or may otherwise cancel a Year of Service for purposes of the Plan if subsequent reversals, revocations, or surrenders retroactively disqualify the Agent from being credited with at least one Harvest Credit for that year.

1.3	Construction

(a) The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary.

           (b)     The words "hereof', "herein", "hereunder" and other similar compounds of the word "here" shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section.

           (c)     "Article," "Section," and "Exhibit" references are to this Plan unless otherwise specified. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

(d) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" whether or not they are in fact followed by such words or words of like import.

(e) References to dollar values or dollar amounts are to United States dollars.

ARTICLE 2
ELIGIBILITY

2.1	Eligibility Requirements

           (a)     An Agent who is an Eligible Agent on the last day of a Plan Year shall become a Participating Agent hereunder effective for that Plan Year if the Eligible Agent satisfies either one or both of the following requirements during such Plan Year and signs a Participation Agreement as described in subsection (b) below.

                   (1)     The Eligible Agent writes Annuity Contracts with at least five different annuitants with total Annuity Premiums at least equal to the Annuity Eligibility Goal for the Plan Year. If no Annuity Eligibility Goal is established for a Plan Year, then no Eligible Agent may become a Participating Agent for that Plan Year by writing Annuity Contracts.

                   (2)     The Eligible Agent writes Life Insurance Contracts on at least five different insured lives (excluding riders) with total Life Insurance Premium at least equal to the Life Insurance Eligibility Goal for the Plan Year. If no Life Insurance Eligibility Goal is established for a Plan Year, then no Eligible Agent may become a Participating Agent for that Plan Year by writing Life Insurance Contracts.

           (b)     An Eligible Agent who satisfies either or both of the requirements described in subsection (a) above will become a Participating Agent if the Eligible Agent signs a Participation Agreement, delivers the executed Participation Agreement to the Committee within the time period specified in the Participation Agreement, and does not revoke or breach the Participation Agreement.

2.2	Rules for Crediting Premium.

           (a)     An Eligible Agent shall be credited with Annuity Premium for an Annuity Contract or Life Insurance Premium for a Life Insurance Contract only if he is the writing Agent whose name is on the application for the respective contract. If more than one Eligible Agent is named on the application for an Annuity Contract or Life Insurance Contract, credit for the respective Annuity Premium of Life Insurance Premium shall be apportioned among the named Eligible Agents (1) in accordance with written instructions for apportioning commissions included in the application or supporting documentation or (2) in equal shares, if no such instructions are provided.

           (b)     Agents and marketing companies above the writing Eligible Agent, and corporations and other entities who the Eligible Agent represents or signs for, shall not be credited with Annuity Premium or Life Insurance Premium for purposes of the Plan.

           (c)     An individual shall not be credited with Annuity Premium or Life Insurance Premium for purposes of the Plan if the individual is not involved with the writing of the applicable Annuity Contract or Life Insurance Contract. The sharing, aggregation, or manipulation of writing credit for Annuity Contracts and/or Life Insurance Contracts for purposes of qualifying for or obtaining additional credits under the Plan is prohibited, and no credit shall be provided under the Plan if the Committee in its sole discretion determines that writing credit has been shared, aggregated, or manipulated in violation of this provision.

2.3	Continuing Eligibility Requirements

A Participating Agent shall remain a Participating Agent for each Plan Year following the Plan Year of initial participation until his participation terminates pursuant to Section 2.4.

2.4	Termination of Participation

(a) An individual shall cease to be a Participating Agent without any other action or notice effective as of the first day of the Plan Year in which any of the following events occurs:

(1) the individual ceases to be an Agent or an Eligible Agent;

(2) the individual breaches his Participation Agreement;

(3) the individual fails to earn at least one Harvest Credit for two-consecutive Plan Years;

(4) the individual receives a distribution from the Plan pursuant to Section 5.3(a), 5.3(b), or 5.3(c);

(5) the Plan is terminated with respect to the individual, any classification or group of which the individual is a member, or all Participating Agents; and

(6) the Plan is amended to preclude participation by the individual or any classification or group of which the individual is a member.

           (b)     An individual who ceases to be a Participating Agent shall not be eligible to receive any Harvest Credits under ARTICLE 3 for the Plan Year in which participation terminates and for all subsequent Plan Years until the individual again becomes a Participating Agent in accordance with Section 2.5.

           (c)     An individual who ceases to be a Participating Agent but who retains an Account Balance under the Plan shall be considered an Inactive Participant with respect to such Account, until such time as his entire Account Balance under that Account is distributed in accordance with ARTICLE 5.

2.5	Eligibility Following Termination of Participation

           A former Participating Agent who again satisfies the requirements of Section 2.1 shall again become a Participating Agent effective as of the Plan Year specified in Section 2.1. A separate Account shall be established in accordance with Section 4.1 for contributions made after the resumption of Participating Agent status (and for each other resumption of such status). Only the current Account of such a Participating Agent shall be credited with contributions under ARTICLE 3 of the Plan.

ARTICLE 3
CONTRIBUTIONS TO THE PLAN

3.1	Eligibility for Harvest Credits

(a) To be credited with current Harvest Credit contributions under Section 3.2 and prior Harvest Credit contributions under Section 3.3, a Participating Agent must

(1) write Annuity Contracts with at least five different annuitants with total paid Annuity Premium equal to or exceeding the Annuity Harvest Credit Goal for the current Plan Year; or

                   (2)     write Life Insurance Contracts on at least five different insured lives (excluding riders) with total paid Life Insurance Premium equal to or exceeding the Life Insurance Harvest Credit Goal for the current Plan Year; or

(3) satisfy both Sections 3.1(a) (1) and 3.1(a)(2).

(b) For purposes of this ARTICLE 3, Annuity Premium and Life Insurance Premium shall be credited to a Participating Agent in accordance with the rules set forth in Section 2.2.

3.2	Current Harvest Credit Contributions

           (a)     If a Participating Agent is eligible to be credited with Harvest Credits for the current Plan Year, his current Account shall be credited with a number of Harvest Credits for that Plan Year equal to

                   (1)     the total Annuity Premium credited to the Participating Agent for Annuity Contracts written during the Plan Year divided by the Annuity Harvest Credit Goal for the Plan Year (the result rounded to the nearest one thousandth of a Harvest Credit); plus

                   (2)     the total Life Insurance Premium credited to the Participating Agent for Life Insurance Contracts written during the Plan Year divided by the Life Insurance Harvest Credit Goal for the Plan Year (the result rounded to the nearest one thousandth of a Harvest Credit).

           (b)     Subject to reduction and offset for reallocated forfeitures in accordance with Section 5.2(b), the Company shall make a contribution to each eligible Participating Agent's current Account for the current Plan Year equal to the Harvest Contribution for the Plan Year multiplied by the Harvest Credits, if any, of the Participating Agent for the Plan Year. Such contribution shall be credited to such Account no later than as soon as administratively practicable after the Valuation Date coincident with or next following March 31 of the Plan Year following the Plan Year for which the amount is credited. No contribution shall be made to Accounts other than the Participating Agent's current Account.

3.3	Prior Harvest Credit Contributions

           (a)     If a Participating Agent's current Account is eligible to be credited with Harvest Credits for the current Plan Year, he shall also be eligible to receive contributions to his current Account with respect to continuing business, if any, from each prior Plan Year, beginning with the first Plan Year in the latest period of participation, in which his current Account was credited with one or more Harvest Credits. No contribution shall be made to Accounts other than the Participating Agent's current Account, and no contribution shall be made with respect to continuing business from prior periods of participation (that is, prior to the first Plan Year in the latest period of participation) or associated with a prior Account. The contribution for each such prior eligible Plan Year shall be in an amount equal to

                   (1)     the Harvest Contribution for such prior eligible Plan Year multiplied by the ratio of the total current Plan Year in-force Annuity Premium credited to the Participating Agent for Annuity Contracts written during that prior Plan Year to the Annuity Harvest Credit Goal for that prior Plan Year (such ratio rounded to the nearest one thousandth); plus

                   (2)     the Harvest Contribution for such prior eligible Plan Year multiplied by the ratio of the total current Plan Year in-force renewal Life Insurance Premium credited to the Participating Agent for Life Insurance Contracts written during that prior Plan Year to the Life Insurance Harvest Credit Goal for that prior Plan Year (such ratio rounded to the nearest one thousandth).

           (b)     Subject to reduction for reallocated forfeitures in accordance with Section 5.2(b), the Company shall make a contribution to each eligible Participating Agent's current Account for a Plan Year equal to the contribution required by Section 3.3(a) with respect to eligible continuing business from prior eligible Plan Years. Such contribution shall be credited to such Account no later than as soon as administratively practicable after the Valuation Date coincident with or next following March 31 of the Plan Year following the Plan Year for which the amount is credited. No contribution shall be made to Accounts other than the Participating Agent's current Account.

ARTICLE 4
ACCOUNTS AND INVESTMENTS

4.1	Establishment of Account

           (a)     Each Participating Agent shall have maintained in his name an Account for each period of participation. Each such Account shall be maintained under the Plan until the entire Account Balance thereunder is distributed or forfeited. Such Account shall be credited with the Participating Agent's share of any contributions under ARTICLE 3 and with any investment gains pursuant to Section 4.3, and such Account shall be reduced by any investment losses pursuant to section 4.3, any contribution adjustment pursuant to Section 4.4, and any distributions and/or forfeitures in accordance with ARTICLE 5.

           (b)     Except to the extent Plan assets are segregated in a grantor trust in accordance with Section 4.2, all credits to and deductions from an Account (including earnings and losses) shall be solely notional recordkeeping credits and deductions. Accordingly, investment options under Section 4.3 are not actual investments in which a Participating Agent, Inactive Agent, Beneficiary, or other person has any direct security interest. The foregoing applies even if the Company maintains actual investments that mirror or are substantially similar to liabilities under the Plan.

4.2	Plan Funding

           (a)     All benefits under the Plan shall be the unsecured obligations of the Company, and except for those assets which may be placed in a grantor trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company for the payment of obligations hereunder.

           (b)     If assets are placed in a grantor trust, the trust agreement, to the extent required by the Code, shall conform in all material respects to the model trust set forth in Internal Revenue Service Revenue Procedure 92-64 (or any successor ruling or procedure).

           (c)     Notwithstanding anything herein or in any related agreement to the contrary, no person shall have a security interest in any amounts set aside for the payment of benefits hereunder and, to the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

4.3	Allocation of Investment Earnings and Losses

           (a)     As of each Valuation Date, the Committee shall credit to or debit from (as applicable) the Account of each Participating Agent and each Inactive Agent the deemed income or losses attributable thereto, as provided in subsection (b) below, as well as any other credits to or charges against such Account, including any contribution adjustments, withdrawals, or other distributions made to or on behalf of the Participating Agent or Inactive Agent. All payments from an Account between Valuation Dates shall be charged against the Account as of the preceding Valuation Date. Contributions shall not accrue deemed earnings and losses until such time as the contributions are actually credited and allocated to the Account of a Participating Agent or Inactive Agent (even if the contribution amount is known prior to such date).

           (b)     Each contribution credited to a Participating Agent's Account shall initially be deemed invested in the cash or short-term investment fund designated by the Committee. After a contribution is so credited, the Participating Agent or Inactive Agent (or Beneficiary in the case of a deceased Participating Agent or Inactive Agent) may, in a manner prescribed by the Committee, designate the manner in which such contribution (and other contributions and earnings previously credited to the Account) shall be transferred among the various deemed investment options, if any, designated by the Committee in its sole discretion for this purpose. Such designation may be changed by the Participating Agent or Inactive Agent (or Beneficiary in the case of a deceased Participating Agent or Inactive Agent) as of any Valuation Date by making a new deemed investment transfer election, in the method prescribed by the Committee, and within the period of time prior to such Valuation Date as is established by the Committee; provided, however, that no designation shall affect the manner in which contributions are initially invested as described above.

           (c)     The Committee shall be authorized at any time and from time to time to modify, alter, delete or add to the deemed investment options hereunder. In the event a modification occurs, the Committee shall notify those Participating Agents, Inactive Agents, and Beneficiaries whom the Committee, in its sole and absolute discretion, determines are affected by the change, and shall give such persons such additional time as is determined necessary by the Committee to designate the manner and percentage in which amounts thereby affected shall be deemed invested. In the absence of an affirmative election within the time prescribed by the Committee, such persons shall be deemed to have elected to transfer affected amounts to a cash or short-term investment fund designated by the Committee. The Committee shall not be obligated to substitute investment options with similar deemed investment criteria for existing investment options, nor shall it be obligated to continue the types of deemed investment options presently available to the Participating Agents and Inactive Agents.

           (d)     Each Participating Agent, Inactive Agent, and Beneficiary should take into account his or her own personal circumstances, the potential for growth and risks attendant upon each investment option, and the possibility of diversifying his investments before deciding how to invest his Account under the Plan. Each Participating Agent, Inactive Agent, and Beneficiary should also consider obtaining advice from a qualified financial adviser before making investment elections. None of the Company, the Committee, or any agent or representative of either is in a position to advise a Participating Agent, Inactive Agent, or Beneficiary regarding the investment or deemed investment of his Account(s) under the Plan. Each Participating Agent, Inactive Agent, and Beneficiary is solely responsible for investigating the appropriateness and prudence of each investment option under the Plan and, by directing the investment of amounts to an investment option, shall be considered to have approved and ratified the Committee's designation of that option for availability under the Plan. Each Participating Agent, Inactive Agent, and Beneficiary shall be deemed to have reviewed and understood all investment information (including prospectuses, if any, for actual investments that mirror deemed investment options) made available (electronically or otherwise) by the Committee or its agent, without regard to whether the Participating Agent, Inactive Agent, or Beneficiary actually receives or reviews such information.

           (e)     The Company, the Committee, and agents and affiliates thereof shall have no responsibility for and shall be relieved of all liability for any deemed or actual losses resulting from investment instructions given or deemed given by or on behalf of a Participating Agent, Inactive Agent, or Beneficiary under the Plan. None of the Company, the Committee, or any agent or representative of either is an investment fiduciary of the Plan or of any Account under the Plan. Each Participating Agent, Inactive Agent, and Beneficiary is solely responsible for the investment of his Account(s) and assumes the risk of any subpar return or decrease in the value of his Account(s), including any that might occur because the issuer of any deemed or actual security or other instrument becomes insolvent. None of the Company, the Committee, or any agent or representative of either represents or guarantees that the market value of any deemed or actual investment option will be equal in value to the purchase price of the assets of such option or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount contributed and not withdrawn for that period.

4.4	Contribution Adjustment for Premium Reductions and Mistakes

           (a)     If any Annuity Premium or Life Insurance Premium is revoked, cancelled, reversed, refunded, surrendered, or forfeited for any reason, then to the extent a contribution was made on account of such premium (whether in the current Plan Year or any prior Plan Year), the Committee in its sole discretion may deduct the amount of such contribution (disregarding investment gains and losses attributable to such contribution) from the Account(s) of the Participating Agent or Inactive Agent; provided that the Committee in its sole discretion may reduce the Account Balance(s) to zero if the adjustment causes the individual to cease to qualify as a Participating Agent for all Plan Years and further provided that no deduction shall reduce the Account Balance(s) below zero. The amounts so deducted shall be used first to reduce any Company contributions under ARTICLE 3 for the Plan Year in which such deduction occurs and then to pay expenses of the Plan. Notwithstanding anything herein to the contrary, any amounts then remaining unused shall be returned to the Company. The Committee may exercise its discretion under this subsection with respect to some or all amounts and some or all Participating Agents and Inactive Agents, and shall not be required to exercise its discretion consistently among different amounts or different Participating Agents and Inactive Agents, even if such amounts or individuals are similarly situated.

           (b)     If a contribution is mistakenly credited to the Account of an individual, such contribution (disregarding future investment gains and losses) shall be deducted from the Account of the Participating Agent or Inactive Agent; provided that no deduction shall reduce the Account Balance below zero) and further provided no benefit (including earnings on mistaken contributions) shall be payable hereunder to an individual who is not and has not been a valid Participating Agent.

           (c)     If a contribution is mistakenly not credited to the Account of a Participating Agent, such contribution shall be credited to such Account as soon as administratively practicable after discovery of the mistake without adjustment for investment gains or losses. No additional benefit or investment earnings shall be payable on account of such mistake.

ARTICLE 5
DETERMINATION OF PAYMENT OF ACCOUNT

5.1	Vesting of Account

(a) Except as provided in subsection (b) or (c) below, a Participating Agent's interest in his Account shall vest and become nonforfeitable in accordance with the following schedule:

	Years of Service	Vested Percentage
	Less than 1	0%
	1 but less than 2	20%
	2 but less than 3	40%
	3 but less than 4	60%
	4 but less than 5	80%
	5 or more	100%

Such schedule shall be applied separately to each Account of a Participating Agent. If an individual ceases to be a Participating Agent for any reason and then again becomes a Participating Agent, his prior Years of Service shall be disregarded for purposes of determining the vested portion of his new Account, and his subsequent Years of Service shall be disregarded for purposes of determining the vested portion of any prior Account(s).

           (b)     Except as provided in subsection (c) below, a Participating Agent's Account Balance(s) shall become one hundred percent (100%) vested and non-forfeitable effective as of the date on which any of the following events occur:

(1) the Participating Agent's Disability;

(2) the Participating Agent's death; and

(3) the complete termination of the Plan in accordance with Section 6.6.

For the avoidance of doubt, this subsection (b) shall not apply to fully vest an Inactive Agent or any other individual who dies or is Disabled or has an undistributed Account while not a Participating Agent.

           (c)     If a Participating Agent is Terminated for Cause, then notwithstanding anything herein to the contrary, his Account Balance(s) shall be immediately forfeited and prior vesting shall be disregarded.

5.2	Determination of Account

           (a)     As of the date an individual ceases to be a Participating Agent (determined in accordance with Section 2.4) his vested Account Balance shall be determined in accordance with the provisions of Section 5.1 above. Thereafter, as of the Valuation Date coincident with or next following the date payment of his Account commences in accordance with Section 5.3, the nonvested portion of his Account shall be forfeited.

           (b)     Such forfeited amount shall be used first to reduce any Company contributions under ARTICLE 3 for the Plan Year in which such forfeiture is incurred and then to pay expenses of the Plan. Notwithstanding anything herein to the contrary, any forfeitures then remaining unused shall be returned to the Company.

5.3	Timing of Payment

           (a)     Unless payment commences earlier pursuant to subsection (b) below and subject to a valid deferral election under subsection (c) below, payment of the vested Account Balance of a Participating Agent or Inactive Agent shall commence no later than as soon as administratively practicable after the first Valuation Date which is coincident with or immediately follows 180 calendar days after the fourth anniversary of the last day of the Plan Year in which the individual first became a Participating Agent with respect to such Account. As of such Valuation Date, the non-vested portion of such Account Balance shall be forfeited in accordance with Section 5.2.

           (b)     Payment of the vested Account Balance(s) of a Participating Agent or Inactive Agent shall commence on the first Valuation Date which is coincident with or immediately follows 180 calendar days after the first to occur of his death and his Disability; but only if satisfactory evidence (as determined by the Committee in its sole discretion) of such death or Disability is provided to the Committee within a reasonable period prior to such date. If satisfactory evidence of death or Disability is not provided in a timely manner, payment shall occur on the first Valuation Date that is as soon as administratively practicable after such evidence is provided to the Committee.

           (c)     A Participating Agent or Inactive Agent may elect to delay payment under subsection (a) above until the fifth anniversary of the date payment would otherwise occur under such subsection by filing a written election with the Committee before the third anniversary of the last day of the Plan Year in which the individual first became a Participating Agent with respect to such Account. Such election shall be made on a form approved by the Committee and shall be irrevocable. If payment is deferred but the Participating Agent or Inactive Agent then dies or becomes Disabled, earlier payment shall be made under subsection (b) above.

5.4	Form of Payment

All benefits under the Plan shall be paid in the form of a single lump sum cash payment.

ARTICLE 6
MISCELLANEOUS

6.1	Administration of the Plan

           (a)     The Plan shall be administered by the Committee. The Committee shall establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. The Committee shall interpret the Plan and decide all benefit claims under the Plan in its sole and absolute discretion, and may supply any omission or resolve any ambiguity or inconsistency in the terms of the Plan. The Committee has the full discretion and authority to determine all questions arising in the administration, interpretation, and application of the Plan; to determine eligibility for participation in and benefits under the Plan; and to decide all claims for benefits under the Plan. All determinations of the Committee shall be conclusive and binding on all employees, Participating Agents, Beneficiaries, and other persons claiming benefits hereunder.

           (b)     The Committee may designate in writing other persons to carry out its responsibilities under the Plan, and may remove any person designated to carry out its responsibilities under the Plan by notice in writing to that person. The Committee may employ persons to render advice with regard to any of its responsibilities. All usual and reasonable expenses of the Committee shall be paid by the Company.

           (c)     No member of the Board of Directors or of the Committee nor any employee of the Company (including the President), shall be liable to any person for any action taken or omitted in connection with the administration of the Plan, unless attributable to his own willful neglect or willful misconduct. The Company shall indemnify and hold harmless the President, each member of the Committee, and each employee of the Company acting on behalf of the Company or the Committee with respect to the Plan from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs) incurred in connection with the performance by such individual of his duties in that capacity, other than any of the foregoing arising as a result of the willful neglect or willful misconduct of such individual.

           (d)     The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company.

           (e)     Any member of the Committee may resign by delivering his written resignation to the Board of Directors. The Board of Directors may terminate the appointment of a member of the Committee at any time.

           (f)     The Committee shall perform any act which the Plan authorizes expressed by a vote at a meeting or in a writing signed by a majority of its members without a meeting. The Committee may, by a writing signed by a majority of its members, appoint any member of the Committee to act on behalf of the Committee. Any person who is a member of the Committee shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any matter or case in which a person is so disqualified to act, the remaining persons constituting the Committee cannot resolve such matter or case, the other members of the Committee will appoint a temporary substitute to exercise all the powers of the disqualified person concerning the matter or case in which he is disqualified.

6.2	Beneficiary Designation; Beneficiaries

           (a)     A Participating Agent or Inactive Participant may designate one or more beneficiaries to receive any benefits payable under the Plan after the death of the Participating Agent or Inactive Participant. To be effective, any such beneficiary designation must be on a form acceptable to the Committee and must be filed with the Committee prior to the death of the Participating Agent or Inactive Participant. A Participating Agent or Inactive Participant may revoke or change a prior beneficiary designation at any time prior to his death by filing a new beneficiary designation with the Committee on a form acceptable to the Committee. If the Participating Agent or Inactive Participant does not make an effective beneficiary designation prior to death or if no designated beneficiary survives the Participating Agent or Inactive Participant, any benefits payable hereunder after the death of the Participating Agent or Inactive Participant shall be paid to the estate of the Participating Agent or Inactive Participant. References hereunder to a benefit payable to or with respect to the Participating Agent or Inactive Participant include any benefit payable to the Participating Agent's or Inactive Participant's designated Beneficiary or estate.

           (b)     A disclaimer or other waiver or assignment of benefit by a Beneficiary or any other person shall not be recognized by the Plan, and any benefit payable to a Beneficiary in accordance with the beneficiary designation of a Participating Agent or Inactive Participant shall be paid to such Beneficiary without regard to any such disclaimer, waiver, or assignment.

6.3	Claims Procedure

           (a)     If a Claimant believes that a benefit was not correctly determined or was improperly denied under the terms of the Plan, the Claimant must submit a written claim to the Committee prior to filing an arbitration claim in accordance with Section 6.4 or filing any other claim or lawsuit relating to such benefit or to the Plan. Such claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Committee shall grant or deny the claim.

                   (1)     If the claim is denied in whole or in part, the Committee shall give written notice to the Claimant setting forth: (A) the reasons for the denial, (B) specific reference to pertinent Plan provisions on which the denial is based, (C) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (D) an explanation of the Plan's claim review procedures.

                   (2)     Such notice shall be furnished to the Claimant within 90 days after receipt of the claim. If notice of a claim decision is not provided to the Claimant within such 90-day period, then the claim shall be deemed denied at the expiration of such period, and the Claimant may appeal the initial claim denial as described below.

           (b)     A Claimant whose initial claim for benefits has been denied, in whole or in part, must submit a written appeal to the Committee prior to filing an arbitration claim in accordance with Section 6.4 or filing any other claim or lawsuit relating to such benefit or to the Plan. Such appeal must be filed within 60 days after the date the initial claim was denied, or deemed denied. No claim for arbitration under Section 6.4 or other claim at law or equity may be brought to recover Plan benefits unless and until the Claimant requests an administrative appeal during such 60-day period and such appeal is finally denied by the Committee.

                   (1)     In connection with an appeal, the Claimant (or the Claimant's authorized representative) may review pertinent documents and submit evidence and arguments in writing to the Committee. All information submitted by or on behalf of the Claimant will be taken into account in deciding the questions presented by the appeal, even if such information was not submitted or considered in the initial claim determination.

                   (2)     The Committee may decide the questions presented by the appeal, either with or without holding a meeting, and shall issue a written notice of decision to the Claimant setting forth: (A) the specific reasons for the decision, (B) specific reference to the pertinent Plan provisions on which the decision is based, and (C) such other information as the Committee deems appropriate.

                   (3)     Such notice shall be issued within 60 days after receipt of the request for review; except that, if special circumstances (including, but not limited to, the need to hold a hearing) should require, such period of time may be extended for an additional 60 days beginning at the end of the initial 60-day period. Written notice of any such extension shall be provided to the Claimant prior to the expiration of the initial sixty 60-day period. If notice of an appeal decision is not provided to the Claimant within such period (including any extension, if applicable), then the claim shall be deemed denied at the expiration of such period.

           (c)     Any decision of the Committee in accordance with this Section shall be final and conclusive except to the extent that the Claimant subsequently proves that the decision of the Committee was an abuse of its discretion under the terms of the Plan.

           (d)     Any limitations period applicable to a Claimant's claim shall be tolled from the date an initial claim is filed with the Committee to the date a final claim determination is made or is deemed made by the Committee in accordance with this Section.

           (e)     Notwithstanding anything herein to the contrary, no benefits shall be payable under the Plan to any person who fails to comply with the claims procedures set forth in this Section. If a Claimant or any other person files a lawsuit relating to the Plan without complying with this Section, any benefit otherwise payable to or with respect to such Claimant or person shall be irrevocably forfeited.

6.4	MANDATORY ARBITRATION

           (a)     SUBJECT TO EXHAUSTION OF THE ADMINISTRATIVE CLAIM PROCESS UNDER SECTION 6.3 (IF APPLICABLE), ANY DISPUTE CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS PLAN OR THE BREACH THEREOF SHALL BE SETTLED BY MANDATORY, BINDING ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. SUCH ARBITRATION SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ALL DISPUTES AND CONTROVERSIES RELATING TO A CLAIMANT'S PARTICIPATION IN OR BENEFITS UNDER THE PLAN. THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING WITH REGARD TO EACH PARTY TO THE ARBITRATION.

(1) ARBITRATION PROCEEDINGS MUST COMMENCE WITHIN TWO YEARS AFTER THE DATE ONE PARTY FIRST GAVE WRITTEN NOTICE OF THE CLAIM, DISPUTE, OR CONTROVERSY TO THE OTHER PARTY OR PARTIES.

(2) UNLESS MUTUALLY AGREED OTHERWISE BY THE PARTIES, A SINGLE ARBITRATOR SHALL BE SELECTED FROM THE AMERICAN ARBITRATION ASSOCIATION'S PANEL.

(3) THE PLACE OF ARBITRATION SHALL BE IN AUSTIN, TEXAS.

                   (4)     IN ACCORDANCE WITH SECTION 6.12(b), THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT FEDERAL LAW SHALL APPLY TO THE EXTENT IT PREEMPTS SUCH STATE LAW.

                   (5)     THE PARTIES SHALL SHARE EQUALLY THE AMERICAN ARBITRATION ASSOCIATION ADMINISTRATIVE FEE AS WELL AS THE ARBITRATOR'S FEE, IF ANY, UNLESS OTHERWISE ASSESSED BY THE ARBITRATOR. THE ADMINISTRATIVE FEE SHALL BE ADVANCED BY THE INITIATING PARTY SUBJECT TO FINAL ASSESSMENT BY THE ARBITRATOR IN THE ARBITRATOR'S AWARD.

           (b)     JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF BY THE FILING OF A PETITION TO ENFORCE THE AWARD. COSTS OF FILING MAY BE RECOVERED BY THE PARTY THAT INITIATES SUCH ACTION TO HAVE THE AWARD ENFORCED.

           (c)     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO BENEFITS SHALL BE PAYABLE UNDER THE PLAN TO ANY PERSON WHO FAILS TO COMPLY WITH THE REQUIREMENTS OF THIS SECTION. IF A CLAIMANT OR ANY OTHER PERSON FILES A LAWSUIT RELATING TO THE PLAN OR ANY BREACH THEREOF WITHOUT FIRST SUBMITTING THE CLAIM TO MANDATORY, BINDING ARBITRATION IN ACCORDANCE WITH THIS SECTION, ANY BENEFIT OTHERWISE PAYABLE TO OR WITH RESPECT TO SUCH CLAIMANT OR PERSON SHALL BE IRREVOCABLY FORFEITED.

           (d)     IN THE EVENT THAT THIS ARBITRATION PROVISION IS CANCELLED OR INVALIDATED OR BECOMES FOR ANY REASON INEFFECTIVE, THE COURTS OF COMPETENT JURISDICTION IN AUSTIN, TEXAS SHALL HAVE EXCLUSIVE JURISDICTION AND VENUE OVER ANY DISPUTE RELATED TO THE PLAN. SECTION 6.12(B) SHALL APPLY TO ANY SUCH ACTION.

6.5	Amendment of the Plan

           The Plan may be amended, in whole or in part, from time-to-time, by the Board of Directors, without the consent of any other party. Any amendment to the Plan shall be evidenced by written resolutions duly adopted by the Board of Directors. Any amendment shall be effective as of the date specified in such resolutions, which date may be prospective or retroactive. Any amendment to the Plan shall be deemed to constitute an amendment to each Participation Agreement affected by the Amendment and shall be deemed accepted by each party to such Participation Agreement.

6.6	Termination of the Plan

           The Plan may be terminated, at any time, by action of the Board of Directors, without the consent of any other party. The termination of this Plan shall not result in the granting of any additional rights to any Participating Agent, such as, to the extent not funded, full vesting of his Account, except as already provided under the terms of Section 5.1 hereof. The termination of the Plan shall be evidenced by written resolutions duly adopted by the Board of Directors. The termination shall be effective as of the date specified in such resolutions, which date may be prospective or retroactive.

6.7	Notices

(a) At least once each Plan Year the Committee shall provide each Participating Agent and Inactive Agent with a statement of the value of his Account.

           (b)     The Committee shall provide each Participating Agent and Inactive Agent with written notice of any amendment or termination of the Plan that affects the agent's rights herein; provided that the effectiveness of any amendment or termination shall not be affected by the failure to provide such notice to some or all Participating Agents or Inactive Agents.

           (c)     The Annuity Harvest Credit Goal, Life Insurance Harvest Credit Goal, and Harvest Contribution for a Plan Year shall be announced to the Participating Agents on or about the beginning of the applicable Plan Year, but in any event by the end of the Plan Year to which such amounts relate.

           (d)     Any notice required to be provided in writing in accordance with the terms of the Plan may be provided in electronic or other format to the extent permitted by applicable law. Notices, reports, and statements sent by regular mail shall be deemed duly given, made or delivered, when deposited in the mail, addressed to the person as follows:

                   (1)     Notices to a Participating Agent, Inactive Agent, or Beneficiary shall be sent to the address specified in the Participation Agreement or such other address as is specified by the person in a written notice provided to the Committee after the date of the Participation Agreement.

(2) Notices to the Committee shall be sent to the Committee at the following address:

	Pension Committee
	c/o Senior Vice President-Secretary
	National Western Life Insurance Company
	850 East Anderson Lane
	Austin, Texas 78752

6.8	Non-Alienation

           Except as otherwise specifically permitted by the Plan (including Section 6.10) or as required by law, no benefit payable under the Plan or any interest therein shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefits or interest. The preceding sentence shall not prohibit the direct deposit of Plan benefits to a Participating Agent's, Inactive Agent's, or Beneficiary's savings, checking, or other deposit account in a financial institution or the payment of benefits to the estate of an individual if the individual dies after becoming entitled to a distribution of benefits under the Plan and prior to actual payment of such distribution.

6.9	Payments to Incompetents

           If the Committee determines that any person entitled to receive payment of benefits under the Plan is unable to manage his own affairs for any reason (including illness or accident) or is a minor, the Committee may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal represent-tative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any such payment shall completely discharge the Plan from all liability for such benefits.

6.10	Taxes; Benefit Offset for Other Obligations

           (a)     All amounts payable hereunder shall be reduced by any and all Federal, State, and local taxes imposed upon the Participating Agent, Inactive Agent, or Beneficiary which are required to be paid or withheld by the Company, the Plan, or any fund from which such amounts are paid. The Participating Agent, Inactive Agent, or Beneficiary, as applicable, shall be responsible for the payment of all taxes relating to benefits accrued under or payable from the Plan, including income, excise, self-employment, Social Security, and Medicare taxes.

           (b)     The Committee is authorized to determine whether a person who is eligible to receive a benefit under the Plan owes any amount of money (including any amount due as the result of a benefit overpayment) to the Plan or to the Company or any of its subsidiaries or affiliates, and, if so, to determine the precise amount of the indebtedness. If the Committee determines that a person has any such indebtedness, then the amount of Plan benefits which the person shall be eligible to receive shall be reduced by the amount of such obligation. The Committee shall also have the authority and discretion, in the event that any such indebtedness exceeds the amount of any Plan benefits, to cause the amount of any other cash benefit under any other Company program to likewise be offset by the amount of any indebtedness which exceeds the benefit payment under the Plan.

6.11	Confidentiality

           (a)     Except as provided in this Section, each Participating Agent, Inactive Agent, Beneficiary, or other person entitled to benefits under the Plan shall always keep confidential, and not disclose to anyone or use for any purpose, the terms of the Plan or any information, documentation, correspondence, negotiations or discussions relating to the Plan or his benefit under the Plan.

(b) Notwithstanding subsection (a),

                   (1)     Nothing in this Section will prevent any person from providing information or testimony to a governmental body or agency or from giving testimony in a judicial, administrative, or legislative proceeding. If a person is subpoenaed or noticed to appear as a witness in a proceeding involving the Company or the Plan or requested to provide information by a private third party, that person will notify the Committee of that fact and provide the Committee a copy of the subpoena, notice or request.

                   (2)     A Participating Agent, Inactive Agent, Beneficiary, or other person entitled to benefits under the Plan may provide information relating to the Plan and his benefit under the Plan to his personal attorney, accountant, or professional financial advisor for purposes of his personal tax reporting and financial planning.

6.12	General and Miscellaneous

           (a)     In the event any provision of the Plan is held to be in conflict with or in violation of any State or Federal statute, rule, or decision, all other provisions of this Plan shall continue in full force and effect. In the event that the making of any payment or the provision of any other benefit required under the Plan is held to be in conflict with or in violation of any State or Federal statute, rule, or decision or otherwise invalid or unenforceable, such conflict, violation, invalidity, or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and in the event that the making of any payment in full or the provision of any other benefit required under the Plan in full would be in conflict with or in violation of any State or Federal statute, rule or decision or otherwise invalid or unenforceable, then such conflict, violation, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be in conflict with or in violation of any State or Federal statute, rule or decision or otherwise invalid or unenforceable, and the maximum payment or benefit that would not be in conflict with or in violation of any State or Federal statute, rule or decision or otherwise invalid or unenforceable, shall be made or provided under the Plan.

           (b)     Except to the extent superseded by Federal law (which shall then be controlling), the validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Texas, without giving effect to conflicts of laws provisions thereof.

           (c)     If any person claiming benefits under the Plan makes a false statement that is material to a claim for benefits or otherwise receives benefits in excess of those to which the person is entitled under the terms of the Plan, any amount paid to such person to which he was not entitled under the provisions of the Plan may be offset against any future payments to such person (in addition to any other remedies available to the Plan).

           (d)     Neither the establishment of the Plan nor the payment of any Plan benefits nor any action of the Company, the Committee, or any delegate of any of the foregoing shall confer upon any person any legal right to be continued as an Eligible Agent or service provider to the Company, and the Company expressly reserve the right to terminate without liability any Agent, Eligible Agent, or Participating Agent whenever the interest of the Company or the Participating Company, in its sole judgment, may so require.

(e) No person shall be entitled to or have any vested right in or claim to a benefit under the Plan, except as expressly provided herein.

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           IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the National Western Life Insurance Company Harvest Nonqualified Deferred Compensation Plan, NATIONAL WESTERN LIFE INSURANCE COMPANY, as the Company, has caused its seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto authorized this 23rd day of June, 2006.

		NATIONAL WESTERN LIFE INSURANCE COMPANY

ATTEST:

		Name:/S/ Ross Moody

/S/ James Payne		Title: President & COO

Secretary

Appendix 2.1

Annuity and Life Insurance Eligibility Goals

Year	Annuity Eligibility Goal	Life Insurance Eligibility Goal

2006	$1,000,000	$50,000

Appendix 3.1

Annuity and Life Insurance Harvest Credit Goals

Year	Annuity Harvest Credit Goal	Life Insurance Harvest Credit Goal

2006	$1,000,000	$100,000

Appendix 3.2

Harvest Contribution

	Year	Harvest Contribution

	2006	$2,000